Exhibit 10.31

                             HANSEN BEVERAGE COMPANY
                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of this 16" day of August, 2004, between HANSEN BEVERAGE COMPANY ("HBC"), with offices at 1010 Railroad Street, Corona, California 92882, and BEVERAGE NETWORK OF MARYLAND, INC. DBA ATLANTIC BEVERAGE CO., a Florida corporation ("Distributor"), with offices at 8106 STAYTON DRIVE JESSUP, MD 20794.

         1. Definitions. When used herein, (a) the word "Products" means those products identified in Exhibit A hereto with an "X"; (b) the word "Territory" means the territory identified in Exhibit B hereto; (c) the word "Accounts" means those accounts identified in Exhibits C1 and C-2 and (d) the word "Trademarks" means those names and marks identified on Exhibit D hereto.

         2. Appointment.

            (a) HBC appoints Distributor, and Distributor accepts appointment, as a distributor of Products only to Accounts within the Territory. Such appointments may be either exclusive or nonexclusive, as the case may be, as designated on Exhibits C-1 and C-2 hereto. Unless otherwise agreed by HBC, Distributor specifically covenants not to sell or otherwise transfer in any manner any Products except to Accounts within the Territory. The Distributor shall be entitled to appoint sub-distributors within the Territory provided that the terms of such appointments shall not be inconsistent with the terms and conditions of this Agreement and shall be subject to HBC's rights hereunder.

            (b) Distributor hereby agrees not to sell, transfer and/or assign any Products, either directly or indirectly, to any other persons and/or entities located outside the Territory nor to any persons and/or entities within the Territory with regard to whom Distributor has knowledge or reasonable belief will distribute and/or sell the Products outside of the Territory.

            (c) Distributor acknowledges and agrees that it has no right to distribute any products of HBC other than the Products identified in Exhibit A hereto with an "X". Any sales by HBC to Distributor of any products of HBC other than the Products identified in Exhibit A with an "X" and/or that are not listed on Exhibit A, and/or any Products sold by HBC to Distributor and/or its sub-distributor/s beyond the scope, term or after the termination of this Agreement, with or without cause, for any reason or no reason at all (i) shall not constitute, be construed as, or give rise to, any express or implied Distribution Agreement, course of conduct or other relationship between HBC and Distributor; (ii) shall not confer upon Distributor .or its sub-distributor/s any rights of any nature whatsoever, including without limitation to purchase and/or sell or continue to purchase and/or sell any products, including Products, or use the Trademarks other than with respect to Products sold and delivered by HBC to the Distributor and (iii) shall constitute a separate transaction for each shipment of products actually delivered by HBC to Distributor and/or sub-distributor/s, at HBC's sole and absolute discretion, which HBC shall be entitled to exercise, vary, withdraw and/or cease, on. a case by case basis, at any time in HBC's sole and absolute discretion. Distributor irrevocably waives, releases and discharges any claims, liabilities, actions and rights, in law or in equity, against HBC including without limitation for damages, compensation or severance payments or any other claims of whatsoever nature to Distributor arising from or in connection with the matters referred to in this section 2(c) and/or any acts, omissions or conduct of HBC.

         3. Distributor's Duties. Distributor shall:

            (a) vigorously and diligently promote and achieve the wide distribution and sale of Products to Accounts within the Territory to the reasonable satisfaction of HBC; Distributor shall permit HBC representatives to work sales routes with the Distributor's salesmen;

            (b) secure extensive in-store merchandising and optimal shelf positioning with respect to Products in Accounts within the Territory to the reasonable satisfaction of HBC;

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            (c) perform complete and efficient distribution functions throughout the Territory to the reasonable satisfaction of HBC;

            (d) fully implement and execute the annual marketing plans to be agreed upon from time to time in accordance with Clause 13 below and achieve and maintain where appropriate all of the objectives set with respect thereto; and

            (e) achieve and maintain the minimum distribution levels relating to Products as set forth on Exhibit E hereto during the initial term and achieve and maintain the agreed minimum distribution levels relating to Products in respect of each renewal term in accordance with Clause 13 below.

            (f) provide HBC on or before the tenth (10th) day of each calendar month with a schedule showing for the previous month (i) sales by flavor and package, (ii) number of new accounts opened, (iii) aggregate number of active accounts for Product; and

            (g) maintain in strict confidence all commercial information disclosed by HBC to Distributor (which obligation shall expressly survive termination of this Agreement for any reason).

         4. Prices. The prices of Products shall be as set forth in HBC's then current price list as the same may be changed from time to time by HBC upon written notice to Distributor.

         5. Orders. All purchase orders for Products shall be in writing and shall be subject to acceptance by HBC. All such purchase orders shall be deemed acceptances of HBC's offers to sell Products and shall limit acceptance by Distributor to the terms and conditions thereof.

         6. Payment. Distributor shall promptly pay the prices of Products in full (without deduction or set-off for any reason) in accordance with the payment terms set forth in HBC's invoice. If Distributor is delinquent in payment, upon presentation of invoice, Distributor shall reimburse HBC for any costs and, expenses incurred by HBC.in collecting such delinquent amounts, including, without limitation, legal expenses, interest at 1 % per, month or part thereof from the due date(s), and fees of collection agencies.

         7. Security Interest. HBC reserves, and Distributor grants to HBC, a security interest in Products sold to Distributor on credit (if any). Distributor acknowledges that this Agreement constitutes a security agreement between HBC, as secured creditor, and Distributor, as debtor, for the purposes of the Uniform Commercial Code. Distributor agrees to execute and deliver to HBC such financing statements and other instruments as HBC may reasonably request in order to perfect its security interest.

         8. Delivery. Unless otherwise agreed in writing by the parties, Products will be tendered by HBC for delivery to Distributor in full truckload quantities. Distributor acknowledges that delivery dates set forth in purchase orders for Products accepted by HBC are merely approximate and that HBC shall have no liability for late deliveries.

         9. Trademarks.

            (a) Distributor shall not use any trademark, brand name, logo or other production designation or symbol in connection with Products other than Trademarks. Distributor acknowledges that it has no right or interest in Trademarks (except as expressly permitted hereunder) and that any use by Distributor of Trademarks will inure solely to HBC's benefit. Distributor may only use Trademarks in strict accordance with HBC's policies and instructions, and HBC reserves the right, from time to time and any time, at its discretion, to modify such policies and instructions then in effect.

            (b) Any proposed use by DISTRIBUTOR OF TRADEMARKS (TO THE extent that it either has not been previously approved by HBC or differs materially from a use previously approved by HBC) shall be subject to the prior written consent of HBC. Distributor shall submit to HBC in writing each proposed use of Trademarks in any medium.

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            (c) Distributor shall not at any time alter Trademarks or the packaging of Products, use Trademarks for any purpose other than the promotion, advertising and sale of Products hereunder, or challenge the validity, or do or refrain from doing any act which might result in impairment of the value, of Trademarks.

            (d) Upon the termination hereof, Distributor shall cease and desist from the use of the Trademarks and any names, marks, logos or symbols similar thereto.

         10. Promotion. Distributor shall be solely responsible for marketing and promoting Products within the Territory. Distributor shall aggressively distribute and encourage the utilization of merchandising aids and promotional materials in outlets throughout the Territory. Without in any way detracting from the foregoing, Distributor shall participate in and diligently implement all marketing and promotional programs and campaigns that may be agreed to by both Distributor and HBC and which HBC may agree to fund jointly with Distributor on a co-op basis, from time to time.

         11. Term and Termination.

            (a) The initial term of this Agreement shall commence on AUGUST 16, 2004 and shall end on December 31, 2004. Upon the expiration of the initial term, this agreement shall be automatically renewed for additional terms of one year at a time, up to a maximum of fifteen (15) additional one year terms; provided always that the Distributor (i) is not in breach of any of the provisions of this Agreement, (ii) has fulfilled all of its obligations hereunder, and (iii) has agreed with HBC with respect to the minimum distribution levels and/or annual marketing plan for the forthcoming term, as the case may be, in accordance with Clause 13 below. If all such requirements are not met, then this Agreement shall terminate at the expiration of the then current term.

            (b) Either party may terminate this Agreement, without cause, at any time, upon thirty (30) days' prior written notice or, if longer, the minimum period permissible under applicable law.

            (c) Either party may terminate this Agreement upon written notice if the other party:

                (i) commits a breach of any of the provisions hereof, or

                (ii) sells all or substantially all of its assets or outstanding shares of stock entitled to vote, or

                (iii) files or has filed against it a petition in bankruptcy, is adjudicated insolvent or bankrupt, makes a general assignment for the benefit of creditors, or has a receiver or trustee appointed for it or for the administration of its assets.

            (d) In the event of the termination of this Agreement for any reason whatsoever (and whether such termination is due to the breach of any of the provisions of this Agreement by any party and/or itself is in breach of the Agreement or otherwise):

                (i) HBC shall have the right to cancel all of Distributor's purchase orders for Products accepted but remaining unfilled as of the date of termination;

                (ii) all amounts payable by Distributor to HBC shall be accelerated and shall immediately become due; and

                (iii) neither party shall be liable to the other party in contract, tort or on any other theory of liability for any damage, loss, cost or expense (whether general, special, indirect, incidental, consequential or punitive) suffered, incurred or claimed by the other party as a result of or related to such breach and/or termination (even if the termination results from a breach and the breaching party has been advised of the possibility of such damages), including, without limitation, loss of anticipated profits or goodwill, loss of or damage to goodwill or business reputation or any loss of investments or payments made by either party in anticipation of performing under this Agreement.

            (e) In the event HBC continues to supply Products to Distributor for any reason following the termination of this Agreement, Distributor


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         understands and acknowledges that any such action shall not constitute a waiver of HBC's rights under this Agreement or a reinstatement, renewal or continuation of the term of this Agreement. HBC and Distributor agree that if HBC continues to supply Products to Distributor following the termination of this Agreement, (i) Distributor shall be prohibited from selling or otherwise transferring Products except to Accounts within the Territory, (ii) Distributor shall promptly pay the prices of the Products in full (without deduction or set-off for any reason) in accordance with the payment terms set forth in HBC's invoice, and (iii) HBC shall have the right, in its sole discretion, to discontinue supplying Products to Distributor at any time, without notice to Distributor,

            (f) Should HBC or any successor to HBC terminate this Agreement without cause otherwise than pursuant to the express provisions of this Agreement including, without limitation, pursuant to the express provisions of Clause 11(b) above, then provided that the Distributor shall not be in breach of any of the provisions of this Agreement, HBC or its successor, as the case may be,, shall be liable to pay to Distributor a severance payment calculated as follows: $3.00 per 24-pack case (reduced on a pro rata basis for cases that contain less than 24 units, i.e. 12-pack cases, but excluding any free units) of energy Products in 8-oz., 16-oz. and 23.5-oz. cans and $1.50 per 24-pack case (reduced on a pro rata basis for cases that contain less than 24 units, but excluding any free Products) of all other Products, sold by Distributor during the most recently completed twelve (12) month period ending on the last day of the month preceding the month in which the Agreement is terminated, less the amount, if any, Distributor may receive from any assignee of its rights under this Agreement.

         12. Option. HBC shall have the option, exercisable upon written notice to Distributor within thirty (30) days after the date of termination hereof, to repurchase all Products in Distributor's inventory at the prices therefor paid or payable by Distributor (less any freight and insurance charges), F.O.B., Distributor's premises.

         13. Annual Marketing Plans. Not less than 60 days before the end of then current term HBC and Distributor shall mutually review the conditions of the marketplace, Distributor's efforts to achieve sales and its results as well as the proposed annual marketing plan which is to be prepared by Distributor and agree on the annual marketing plan, which shall include sales and other objectives and minimum distribution levels to be achieved and maintained by Distributor, for the forthcoming term of this Agreement.

         Minimum Distribution Levels. Not less than 60 days before the end of the then current term HBC and Distributor shall mutually agree on the minimum distribution levels for the forthcoming term of this Agreement.

         14. The provisions of this clause shall apply only to accounts that have been assigned exclusively to Distributor in terms of Exhibits C-1 and C-2 hereto. Distributor agrees that should HBC wish to supply Products to any National Account (which shall mean a customer that sells at retail in more than one Territory), HBC shall be entitled to make arrangements directly with such customer and establish the terms of sale of Products to such customer and the prices therefor, which shall take into account the prices then being offered by Distributor and/or other Distributors within whose Territory the customer has Outlets, to such customer or similar categories of customer. Should such customer have one or more outlets within the Territory ("Outlets"), and agree to Outlets being serviced by Distributor, Distributor agrees to service the Outlets in accordance with such arrangements and on the same terms and at the same prices as HBC shall have agreed with the customer concerned. Notwithstanding the foregoing, Distributor shall be entitled to elect not to service the Outlets by giving prompt written notice of such election to HBC. Should the customer not agree to the Outlets being serviced by Distributor or should Distributor elect not to service the Outlets, HBC shall be entitled to service the Outlets directly. In the event HBC services the Outlets directly, HBC shall pay to Distributor, during the remaining term of this Agreement, $0.50 per 24-pack case (reduced on a pro rata basis for cases that contain less than 24 units, excluding any free units) of energy Products in 8-oz., 16-oz. and 23.5-oz. cans and $0.25 per 24-pack case (reduced on a pro rata basis for cases that contain less than 24 units, excluding any free units) of all other Products, sold by HBC to the Outlets; provided that Distributor shall have achieved and maintained the agreed distribution levels within the Territory. For the purposes of this Agreement, the number of cases of Products sold by HBC to the Outlets during any period shall be determined by multiplying the total number of cases of products sold by HBC directly to such customer or regional division of such customer, as the case may be, during the period concerned, by a fraction, the numerator of which shall be the number of Outlets and the denominator of which shall be the total number of Outlets that the customer has within the United States or within the regional division of such customer, as the case may be.

         15. Amendment. Except to the extent otherwise expressly permitted by this Agreement, no amendment of this Agreement shall be effective unless reduced to a writing executed by the duly authorized representatives of both parties.

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         16. Assignment. Distributor may not assign its rights or delegate its obligations hereunder without the prior written consent of HBC. Any purported assignment or delegation by Distributor, in the absence of HBC's written consent, shall be void.

         17. No Agency. The relationship between HBC and Distributor is that of a vendor to its vendee and nothing herein contained shall be construed as constituting either party the employee, agent, partner or coventurer of the other party. Neither party shall have any authority to create or assume any obligation binding on the other party.

         18. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without reference to its law of conflict of laws).

         19. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or termination hereof shall be settled by binding arbitration conducted by JAMS/Endispute. ("JAMS") in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the "Rules"). The arbitration shall be heard by one arbitrator to be selected in accordance with the Rules, in Orange County, California. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Within 7 calendar days after appointment the arbitrator shall set the hearing date, which shall be within 90 days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents and the dates thereafter for the taking of up to a maximum of 5 depositions by each party to last no more than 2 days in aggregate for each party. Both parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose or imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that said Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys' fees to the prevailing party. The arbitrator shall make his or her award no later than 7 calendar days after the close of evidence or the submission of final briefs, whichever occurs later.

         20. Merger. This Agreement supersedes all prior oral and written communications between the parties concerning, and constitutes their sole and exclusive understanding with respect to, the subject matter hereof.

         21. Waivers. No waiver of any provision hereof or of any terms or conditions established by HBC will be effective unless in writing and signed by the party against which enforcement of the waiver is sought.

         22. Competitive Products. Distributor shall not sell, market or distribute any products likely to compete with or be confused with any of the Products, during the term of this agreement.

         23. HBC represents that no products shall, on the date of purchase or delivery, be adulterated or misbranded or unsafe within the meaning of the Federal Food Drug and Cosmetic Act, including all provisions and amendments pertaining thereto from time to time. HBC indemnifies Distributor and its agents from and against all/or any damages for personal injuries and property damage, including reasonable attorney's fees, resulting from any impurity, adulteration, deterioration in or misbranding of products delivered to Distributor; provided that Distributor gives HBC written notice of any indemifiable claim and Distributor does not settle any claim without HBC's prior written consent. HBC represents that its maintains and will continue to maintain, at its own cost, product liability insurance in the minimum amount of $2,000,000. HBC will supply proof of same to Distributor within a reasonable time after written request therefore from Distributor.

         24. Interpretation. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No provision of this Agreement shall be construed against any party on the grounds that such party or its counsel drafted that provision

         25. Severability. If any provision of this Agreement is held invalid for any reason by a court, government agency, body or tribunal, the remaining provisions will be unaffected thereby and shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


HANSEN BEVERAGE COMPANY                       BEVERAGE NETWORK of MARYLAND, INC.
     ("HBC")                                     d.b.a. ATLANTIC BEVERAGE CO.
                                                      ("Distributor")


By: /s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
   --------------------------                    ------------------------------
   Its: Chairman                                 Its: President

 EXHIBIT A
                                  THE PRODUCTS

      X       Han.-en's energy Formula 8.3 oz. Cans
      X       Hansen's energy Power Formula 8.3 oz. Cans
      X       Hansen's energy Endurance Formula 8.3 oz. Cans
      X       Hansen's Diet Red Ener 8.3-oz Cans
      X       Hansen's Ener Deuce 16-oz Cans
      X       Hansen's E20 Ener Water in 23.5-oz Clear PET Bottles
      X       Hansen's Ener ade 23.5 oz. Cans
      X       Hansen's Signature Soda 12-oz Bottles
      X       Hansen's Gold Standard Teas 20-oz Bottles
      X       Hansen's Smoothies 16-oz PET Bottles
      X       Monster Ener 16-oz. Cans
      X       Lo-Carb Monster Ener 16-oz. Cans
      X       Lost Energy 16-oz. Cans

 To the extent HBC has supplied or may agree to supply any Product to Distributor which is not listed above, it is understood that Distributor's right to sell such Product is limited to that specific transaction only. No course of conduct or usage of trade may be relied upon or construed to create any obligation on HBC to sell or continue to sell such Product's to Distributor nor shall the same create any right in favor of Distributor.

 HBC reserves the right to secure an alternate Distributor or distribution process for any Products that are not actively promoted or sold.

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 EXHIBIT B

                                  THE TERRITORY


 State of Maryland, Counties of:

 Anne Arundel and the independent city of Annapolis.

 Baltimore and the independent city of Baltimore

 Carroll'

 Cecil

 Garrett

 Hartford

 Howard

 Montgomery

 Prince

 George's


  The District of Columbia

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 EXHIBIT C-I

 Hansen's Signature Soda 12-oz Bottles

 Hansen's Gold Standard Teas 20-oz Bottles

 Hansen's Smoothies. 16-oz PET Bottles

                                  THE ACCOUNTS

                               Distributor      Distributor
              Account Type      Exclusive     Non-exclusive    Reserved for HBC
              ------------     -----------    -------------    ----------------
   Convenience Stores                                X
   Chain Convenience Stores                          X
   Deli's                                            X
   Independent Grocery                               X
   Chain Grocery                                     X
   Mass Merchandisers                                X
   Drug Stores                                       X
   Schools                                           X
   Hospitals                                         X
   Health Food Stores                                X
   Military                                          X
   Alcoholic Lie. On-Premise                         X
   Trader Joe's                                                          X
   Club Stores                                       X

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 EXHIBIT C-2


     X      Hansen's energy Original Formula 8.3 oz. Cans
     X      Hansen's energy Power Formula 8.3 oz. Cans
     X      Hansen's energy Endurance Formula 8.3 oz. Cans
     X      Hansen's Diet Red Energy 8.3-oz Cans
     X      Hansen's Energy Deuce 16-oz Cans
     X      Hansen's E20 Energy Water in 23.5-oz Clear PET Bottles
     X      Hansen's Energade 23.5 oz. Cans
     X      Monster Energy 16-oz. Cans
     X      Lo-Carb Monster Energy 16-oz. Cans
     X      Lost Energy 16-oz. Cans

                                  THE ACCOUNTS

                               Distributor      Distributor
              Account Type      Exclusive     Non-exclusive    Reserved for HBC
              ------------     -----------    -------------    ----------------
  Convenience Stores                                   X
  Chain Convenience Stores                             X
  Deli's                                               X
  Independent Grocery                                  X
  Chain Grocery                                        X
  Mass Merchandisers                                   X
  Drug Stores                                          X
  Schools                                              X
  Hospitals                                            X
  Health Food Stores                                   X
  Military                                             X
  Alcoholic Lic. On-Premise                            X
  Trader Joe's                                                          X
  Club Stores                                          X

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 EXHIBIT D

                                 THE TRADEMARKS

 HANSEN'S                                               HANSEN'S ENERGY
 HANSEN'S NATURAL                                       HANSEN'S ENERGY (DESIGN)
 CALIFORNIA'S NATURAL CHOICE                              ENERGY
 HANSEN'S NATURAL SODAS                                 A NEW KIND 'A BUZZ
 HANSEN'S PREMIUM SIGNATURE SODAS                       NERGY HYDRATION SYSTEM
 CALIFORNIA'S CHOICE                                    SLIM DOWN
 EQUATOR                                                LOST
 IMPORTED FROM NATURE                                   LOST ENERGY
 LIQUID FRUIT                                           LOST ENERGY DRINK
 IT'S JUST GOOD                                         THE "PLANET" LOGO
 THE REAL DEAL
 STAMINA
 ANTLOX
 D. STRESS
 POWER
 HEALTHY START
 IMMUNEJUICE
 INTELLIJUICE
 ANTIOXJUICE
 VITAMAX.JUICE
 DYNAJUICE
 POWERPACK
 BLUE SKY
 MEDICINE MAN
 RED ROCKER
 ENERGADE
 E,0 ENERGY WATER
 HANSEN'S, E,0 ENERGY WATER
 MONSTER ENERGY
 MONSTER

 EXHIBIT E

                              ANNUAL MARKETING PLAN

                                          AVAILABLE    TARGET     % of AVAILABLE
                   PRODUCTS               ACCOUNTS    ACCOUNTS       ACCOUNTS        CASE SALES
                   --------               ---------   --------    ---------------    ----------
Energy - 8.3 oz Cans                          *          *              *                 *
Diet Red Energy - 8.3 oz Cans                 *          *              *                 *
Energy Deuce - 16 oz Cans                     *          *              *                 *
Energade - 23.5 oz Cans                       *          *              *                 *
E20 Energy Water - 23.5 oz Clear Bottles      *          *              *                 *
Hansen's Signature Soda 12-oz Bottles         *          *              *                 *
Hansen's Gold Standard Teas 20-oz Bottles     *          *              *                 *
Hansen's Smoothies 16-oz PET Bottles
Monster Energy - 16 oz Cans                   *          *              *                 *
Lo-Carb Monster Energy - 16 oz Cans           *          *              *                 *
Lost Energy - 16 oz Cans                      *          *              *                 *


* To be determined for the 2005 Calendar Year on or before December 31, 2004.


Percentage of Available Accounts is defined as the total number of Accounts that purchased each of the Products listed above in any 60-day period divided by the total number Available of Accounts that purchased any product from the Distributor in the same 60-day period.

In the event that HBC and Distributor fail to agree on an Annual Marketing Plan for any current- term on or before the commencement of such term, HBC shall be entitled, but not obligated, in its sole discretion, to elect to establish a reasonable Annual Marketing Plan for such term. DisrAgr.3 12

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